Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the registration statement of COMFORCE Corporation on Form S-8 (File no. _______________) of our report dated February 25, 1999, on our audits of the consolidated financial statements and financial statement schedule of COMFORCE Corporation as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996, which report is included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."



                                                      PRICEWATERHOUSECOOPERS LLP




New York, New York
July 2, 1999

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